                                                                  EXHIBIT 10.15

*Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

                                 AMENDMENT No. 2

         This Amendment No. 2 (this "Amendment No. 2") to the Multi-Field Vaccine Discovery Collaboration and License Agreement is entered into by and between SmithKline Beecham plc ("GSK") and Corixa Corporation ("Corixa") as of January 28, 2003 (the "Amendment Date").

                                   WITNESSETH:

         WHEREAS, GSK and Corixa entered into that certain Multi-Field Vaccine Discovery Collaboration and License Agreement dated September 1, 1998, as amended by Amendment No. 1 dated May 25, 2000, as further amended by that certain letter agreement by and between the parties dated November 30, 2000, and as further amended by those certain letter agreements by and between the parties dated: (i) January 21, 2000, (ii) September 1, 2000, (iii) a further letter agreement dated September 1, 2000, (iv) November 30, 2000, (v) August 16, 2001,
(vi) April 17, 2002, (vii) October 14, 2002 and (viii) a further letter agreement dated October 14, 2002 (the "Multi-Field Agreement") pursuant to which, among other things, Corixa granted certain rights and licenses to GSK under Corixa rights in technology and substances that may be useful across several disease indications;

         WHEREAS, GSK and Corixa entered into that certain Corixa License Agreement as of the date hereof, pursuant to which, among other things, GSK licensed back to Corixa certain rights licensed to GSK under the Multi-Field Agreement, including without limitation, the right to develop certain products for certain indications, subject to certain rights and options included for the benefit of GSK (the "Corixa Takeaway Agreement");

         WHEREAS, GSK and Corixa entered into that certain Collaboration Agreement as of the date hereof, pursuant to which, among other things, GSK licensed back to Corixa certain rights licensed to GSK under the Multi-Field Agreement, including without limitation, the right to develop certain products for certain indications, subject to certain rights and licenses included for the benefit of GSK (the "Collaboration Agreement" and collectively with the Corixa Takeaway Agreement, the "New Agreements");

         WHEREAS, the New Agreements, by their terms, supersede certain of the rights and obligations of the parties under the Multi-Field Agreement and such rights and obligations under the Multi-Field Agreement are intended to be terminated or suspended, in order to give full and binding effect to the New Agreements;

         WHEREAS, under certain circumstances set forth in the New Agreements, certain of the rights and obligations of the parties under the New Agreements may terminate and in that case the parties desire that suspended rights or obligations of the parties under the Multi-Field Agreement shall again become operative, binding and enforceable; and

         WHEREAS, GSK and Corixa desire to further amend the Multi-Field Agreement as set forth herein.

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

         1. Certain Definitions. Capitalized terms that are not defined herein shall be ascribed the meaning given to them under the Multi-Field Agreement.

         2. Confirmation of Certain Facts. For the avoidance of doubt, and in order to aid in the interpretation of the parties' current rights and obligations under the Multi-Field Agreement, the parties hereby agree to the following statements of fact as of the Amendment Date:

                  (i) All R&D Programs have been completed, or are otherwise terminated, and all R&D Program Terms are terminated, with the exception of the R&D Programs listed on Exhibit 2(i), which shall terminate on the dates indicated on such exhibit, unless extended as provided for under the Multi-Field Agreement.

                  (ii) The Parties acknowledge and confirm that an Antigen and/or a Product based on or incorporating such Antigen which has been first discovered in a R&D Program directed to the BC Field, PC Field, OC Field, CC Field or Her2/neu-Mammaglobin Field may be developed and commercialized by the Party having rights to such Antigen and/or Product under the Multi-Field Agreement as amended hereby or under the Corixa Takeaway Agreement, for use in the entire Cancer Field.

         3. Amendment of Multi-Field Agreement. The parties hereby agree that the Multi-Field Agreement is amended as set forth in this Section 3.

                  3.1 Corixa FTE Obligations. The requirement that Corixa provide a minimum of [*] FTE's to work on the R&D Programs during the Program Term is hereby deleted and replaced by an obligation for Corixa to provide that number of FTE's identified in the various letter agreements between the parties pursuant to which, among other things, the parties agreed to extend the term of certain R&D Programs which are listed on Exhibit 2(i) attached hereto and such additional, similar letter agreements as the parties may enter into from time to time in the future.

                  3.2      Scope of Committee Authority.

                           3.2.1 R&D Programs. For the avoidance of doubt, the Collaboration Steering Committee and the R&D Steering Committee shall have continuing authority in accordance with the terms of the Multi-Field Agreement as amended

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

                  hereby, solely over the R&D Programs which are listed on
                  Exhibit 2(i) attached hereto, and over other such matters under the Multi-Field Agreement as are not, as of the Amendment Date, governed by the terms of the New Agreements.

                           3.2.2 Intellectual Property Matters. Neither the Collaboration Steering Committee nor the R&D Steering Committee shall have any authority over issues relating to:
                  (a) the determination of inventorship or ownership of inventions made by the parties, their directors, officers, employees or agents, whether acting singly or jointly, and arising out of the activities under the Multi-Field Agreement or the New Agreements, or (b) the filing, prosecution, maintenance or defense of patents claiming or covering any such inventions. Authority for such actions shall be governed solely by the Patent Committee established under the amended
                  Article 10 of the Multi-Field Agreement except as otherwise provided in amended Articles 9 and 10 of the Multi-Field Agreement or the New Agreements.

                  3.3 Amendments to Section 5 Entitled "License Grants and Other Grants."

                           3.3.1 Diagnostic Rights. Sections 5(d), entitled "Diagnostics," is hereby deleted from the Multi-Field Agreement and shall be of no further force or effect as of the Amendment Date.

                           3.3.2 Rights of First Refusal. The following subsections of Section 5(g), entitled "Certain Rights of First Refusal; Determination of Open Field," are hereby deleted from the Multi-Field Agreement and shall be of no further force and effect: Section 5(g)(i), entitled "After Termination of the Applicable R&D Program," Section 5(g)(iii), entitled "Diagnostic Products," Section 5(g)(iv), entitled "Open Field Determination," and Section 5(g)(v), entitled [*].

                           3.3.3 Antibody Rights. The following subsections of Section 5(b) are hereby amended as indicated below:

                           (i) Section 5(b)(ii)(A) entitled "Grant" shall be amended to provide that the license grant therein shall include [*], which amendment shall have effect in connection with the letter agreements by and between the parties dated:
                  (i) September 1, 2000, (ii) a further letter agreement dated September 1, 2000, (iii) November 30, 2000, and (iv) April 17, 2002.

                           (ii) Section 5(b)(ii) entitled "Antibody-Based Passive Immunotherapy" and Section 5(e) entitled "Corixa Pre-Clinical and Clinical Development; Ability of Corixa to Request Additional Rights; Ability of GSK to request Additional Formats" are hereby amended so that all matters previously handled by the R&D Steering Committee will from the Amendment Date hereof be handled by the CSC.

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

                           3.3.4 Existing DC Therapy Products. Section 5(a)(v) relating to Existing DC Therapy Products is hereby terminated and any reference to that Section in the Multi-Field Agreement has no further effect.

                  3.4      Amendments to Section 6, Entitled "Payments," and
         Section 7, Entitled "Royalties; Sharing of Proceeds."

                           3.4.1 Sublicensee Status. Corixa is hereby deemed not to be a "sublicensee" of GSK for purposes of the Multi-Field Agreement, including without limitation, as such term is used in Section 6, entitled "Payments," and Section 7, entitled "Royalties; Sharing of Proceeds," notwithstanding the licenses granted by GSK to Corixa under the New Agreements.

                           3.4.2 Sharing of Proceeds. Section 7(h) of the Multi-Field Agreement, entitled "Sharing of Proceeds," shall not apply to proceeds received by, or that may become payable to, Corixa in connection with the sublicense, assignment or other conveyance of rights or materials to a third party under the New Agreements which proceeds are shared by Corixa with GSK under the New Agreements except as and to the extent the provisions of such Section 7(h) are incorporated by reference into the Collaboration Agreement.

                  3.5 Limitation of Manufacturing Rights. The rights and obligations of the parties under Section 8 of the Multi-Field Agreement, entitled "Manufacturing; Supply," including without limitation, GSK's right to manufacture certain clinical materials, shall not apply to the manufacture, supply or other rights or activities relating to materials, components or products developed, manufactured and/or supplied under the New Agreements.

                  3.6      Amendment of Section 9, Entitled "Inventions" and
         Section 10, Entitled "patents or patent applications, Prosecution and Litigation." Section 9, entitled "Inventions" and Section 10, entitled "Patents, Prosecution and Litigation" are hereby amended by deleting the text of such sections in their entirety and replacing them with the text set forth on Exhibit 3.6 attached hereto.

                  3.7 Amendment of Section 17, Entitled "Term and Termination" Section 17, entitled "Term and Termination" is hereby amended by deleting the text of Section 17(h) in its entirety and replacing it with the text set forth below:

                           "(h)     Subject to Section 18 and any other rights
                  and obligations which survive the termination of this Agreement, SB may terminate this Agreement with respect to certain rights, licenses and obligations of the Parties, on a Field-by-Field basis, as follows: (i) pertaining to the Tb Field, the CT Field and the CP Field, at any time on or after the sixth anniversary of this Agreement by giving [*] prior written notice to Corixa, (ii) pertaining to the Cancer Field, at any time on or after the fourth anniversary of this Agreement by giving [*] prior written notice to Corixa; provided, however, that the rights, licenses and

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

                  obligations of the Parties pertaining to those aspects of the Cancer Field which are governed by the Collaboration Agreement, including without limitation, the right to terminate such rights, licenses and obligations, shall be governed in all respects by the Collaboration Agreement, and no purported termination of such rights, licenses and obligation hereunder shall have any force or effect, and (iii) pertaining to those aspects of the Field(s) which are governed by the Corixa Takeaway Agreement, the rights, licenses and obligations of the Parties shall be governed in all respects by the Corixa Takeaway Agreement, including without limitation, the right to terminate such rights, licenses and obligations, and no purported termination of such rights, licenses and obligation hereunder shall have any force or effect."

                  3.8 Due Diligence. Notwithstanding anything to the contrary in the Multi-Field Agreement, if GSK does not advance a Viable Clinical Candidate into Clinical R&D from each of the Fields indicated below prior to the date indicated, then [*]:

Field                         Deadline for entering Clinical R&D
[*] Field                                    [*]
[*] Field                                    [*]
[*] Field                                    [*]

         provided that if GSK buys-back the [*] and/or the [*] under the Collaboration Agreement it shall be deemed to have complied with its due diligence obligations with respect to, as the case may be, the [*] Field and/or the [*] Field; and provided further that in case GSK meets the any of deadlines above with a Viable Clinical Candidate based on or incorporating any [*] transferred to Corixa for validation it shall be deemed to have met its due diligence obligation in respect of the related [*] and/or [*] Field.

         4.       Acknowledgement; Covenant to Cooperate.

                  4.1 Intent of the parties. The parties hereby acknowledge the execution and delivery of the New Agreements. The parties further acknowledge that it is their intent to have all of their respective rights and obligations relating to the research, development, and commercialization of products under the New Agreements be established and governed by the terms and conditions set forth in the New Agreements and that the Multi-Field Agreement shall have no impact on such activities during the term of the New Agreements except as and to the extent provisions of the Multi-Field Agreement are incorporated by reference into the New Agreements or where the Multi-Field Agreement is otherwise identified in the New Agreements as governing a particular issue or topic, for example, the management of patent rights.

                  4.2 Resolution of Conflicts, Ambiguities. The parties agree to promptly notify each other of any apparent or perceived conflict between the Multi-Field Agreement and the New Agreements, or either of them, and to negotiate in good faith towards a reconciliation of each such apparent or perceived conflict so as to preserve the purpose

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

         and goals of the New Agreements, as set forth therein or in Section 4.1 above, insofar as reasonably possible, being understood that no agreement will have precedence over the others.

         5. Confirmation of Terms. Except as amended hereby, the Multi-Field Agreement shall continue in full force and effect in accordance with its terms.

         6. Governing Law. This Amendment No. 2 shall be governed by the laws of the State of Washington, USA.

                  [Remainder of page intentionally left blank.]

         IN WITNESS WHEREOF, each of the parties has caused this Amendment No. 2 to be executed by its duly authorized officer as of the date first written above.

CORIXA CORPORATION                                 SMITHKLINE BEECHAM PLC

/s/ STEVEN GILLIS                                  /s/ JEAN STEPHENNE
-----------------------------                      -----------------------------
By:  Steven Gillis                                 By:  Jean Stephenne
Its: President and CEO                             Its: Attorney

                                                                    EXHIBIT 2(i)

                                  R&D Programs

R&D Program                      Current Expiration Date
 Tb Field                           August 31, 2004
 CP Field                           August 31, 2004
 CT Field                           August 31, 2004

                                                                     EXHIBIT 3.6

            TEXT OF SECTION 9 AND SECTION 10 OF MULTI-FIELD AGREEMENT

         9.       INVENTIONS

                  (a) Inventions. Patentable and non-patentable inventions or discoveries that arise from the research and development activities conducted under this Agreement or under either of the New Agreements and that are invented
(i) by an employee or agent of Corixa, solely or jointly other than with an employee or agent of GSK, shall be owned by Corixa ("Corixa Inventions"); (ii) jointly by employees or agents of Corixa and GSK shall be jointly owned by Corixa and GSK and treated as joint inventions under the U.S. laws applicable to joint inventions (collectively, "Joint Inventions"); and/or (iii) by an employee or agent of GSK, solely or jointly other than with an employee or agent of Corixa, shall be owned by GSK ("GSK Inventions"). The determination of inventorship under this Section 9(a) shall be made in accordance with U.S. laws.

         10.      PATENT MATTERS

                  (a) Overview. This Section 10 shall govern the prosecution, maintenance and enforcement of: (a) patents and patent applications claiming Corixa Inventions, GSK Inventions and Joint Inventions and (b) patents and patent applications which are subject to any of the licenses granted by Corixa to GSK, or by GSK to Corixa, under this Agreement or under either of the New Agreements. For the purposes of this Section 10, such patents and patent applications shall be collectively referred to as the "Patent Portfolio."

                  (b) Establishment of Patent Committee. The Patent Portfolio shall be managed, as and to the extent set forth herein, by a patent committee (the "Patent Committee"). The Patent Committee shall conduct its activities in good faith and with the goal of maximizing the value of the patents and patent applications within the Patent Portfolio as if the Patent Portfolio were a single asset the rights to which were controlled exclusively by the Patent Committee.

                      (i) Composition. The Patent Committee shall be comprised of [*] named representatives of Corixa and [*] named representatives of GSK. Each of Corixa and GSK will have [*] votes on matters that come before the Patent Committee. The initial representatives to the Patent Committee are [*] from Corixa and [*] from GSK. Corixa and GSK may substitute one (1) or more representatives from time-to-time effective upon written notice to the other parties. On an alternate basis, one (1) of the representatives of Corixa and one
(1) representative of GSK shall be the chairperson of the Patent Committee, and in such capacity, such representative shall be responsible for setting the agenda for the relevant meetings of the Patent Committee, with input from the other members, and for conducting such meetings of the Patent Committee. The members of the Patent Committee may invite such other individuals from Corixa or GSK as they shall determine to be useful and appropriate.

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                      (ii)     Meetings. The Patent Committee shall meet
not less than [*] times per calendar year and at least [*] of those meetings shall be in person. Subject to the preceding sentence, the Patent Committee shall meet on such dates and at such times and places as agreed by the members of the Patent Committee. Each party shall be responsible for all of its own expenses relating to attendance at or participation in Patent Committee meetings. Within thirty (30) days following each Patent Committee meeting, the chairperson shall cause to be prepared and shall provide to the other party a draft of reasonably detailed written minutes describing all matters reviewed or considered by the Patent Committee and all determinations or decisions made and actions taken by the Patent Committee and a summary of the reasons therefor stated by the members at the meeting. The minutes of any meeting of the Patent Committee shall be final upon approval by the members of the Patent Committee at any subsequent meeting. The minutes and the drafts of any minutes shall be the confidential information of the parties.

                      (iii) Actions. For the transaction of business, a quorum consisting of at least [*] of Corixa's members and [*] of GSK's members must be present at a meeting. Decisions of the Patent Committee, unless otherwise stated herein, shall be made by majority approval of the members present at a meeting, provided that a quorum is present.

                      (iv) Dispute Resolution. A member of the Patent Committee or a party may raise the issue of whether a decision of the Patent Committee conforms to the obligations of the Patent Committee, or otherwise conflicts with the rights and obligations set forth in this Section 10 or any other section of this Agreement, or either of the New Agreements, or the Patent Committee may be unable to adopt a decision in accordance with this Agreement (each a "Patent Dispute"). In the event of a Patent Dispute, the matter in dispute will be referred back to the Patent Committee for a period of thirty
(30) days for resolution. If a resolution that satisfies all parties is not reached, the Patent Dispute shall be referred to the Chief Executive Officer of Corixa and the Senior Vice President, Business Development of GSK for resolution. Such officers shall be required to discuss a resolution of such Patent Dispute within thirty (30) days of referral of the Patent Dispute to them by the Patent Committee. If such officers are unable to resolve the Patent Dispute, the Patent Dispute shall then be referred to a mutually agreed experienced external patent attorney for resolution. Said patent attorney will be charged with resolving the Patent Dispute in a manner consistent with the obligations of the Patent Committee as if such attorney were acting as the Patent Committee.

                  (c) Patent Portfolio Management. Except as provided herein, the Patent Committee shall have the right and the obligation to prosecute and maintain the Patent Portfolio and shall do so in a timely manner. In keeping with Section 10(b), the Patent Committee will use prudent scientific, business and legal judgment in determining the number and types of patent applications to be filed pursuant to this Agreement. Notwithstanding the foregoing, for any patents or patent applications within the Patent Portfolio that have relevance solely to fields of use that are exclusively controlled by either Corixa (including without limitation patents that have relevance solely to the [*] Field) or GSK (such patents or patent applications are "Corixa Controlled Patents" and "GSK Controlled Patents," respectively), commencing on the Amendment Date, regarding Corixa Controlled Patents and commencing on the date GSK [*]

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

whichever is earlier, with the Product claimed by that GSK Controlled Patent, Corixa or GSK, as applicable, shall have the sole right to prosecute and maintain such patents or patent applications; provided, however, that each party will promptly after filing provide to the other party a copy of such patent applications to the extent such applications could have an impact on such other party's management of its own patents and patent applications or on the management of the Patent Portfolio and provided further that costs related thereto shall be supported by the Corixa and GSK in accordance with Section 10
(d) (iii) below. The Patent Committee shall be charged with identifying those patents or patent applications that are subject to the control of GSK or Corixa under the immediately preceding sentence. The Patent Committee will make reasonable attempts, consistent with its overall responsibility to maximize the value of the Patent Portfolio as a single asset, to file divisional patent applications, and to use other methods, to convert patents and patent applications within the Patent Portfolio into GSK Controlled Patents and Corixa Controlled Patents. Each party agrees to take reasonable measures to exercise its right to prosecute and maintain patents or patent applications in the Patent Portfolio in a manner that will avoid impairing or limiting the value of the other patents or patent applications in the Patent Portfolio.

                  (d)      Patent Costs.

                           (i) Cost Allocations. The parties agree that third party sublicensees of any rights under the Patent Portfolio will, to the extent possible based on good faith negotiations with such third party sublicensee(s), be required to bear such portion of the patent costs as is reasonable in light of the scope and value of the rights they receive. The remaining expenses of maintaining the Patent Portfolio (including translation expenses, legal fees, filing costs and related expenses) shall be borne in accordance with the following
         Section 10(d)(ii) and Section 10(d)(iii).

                           (ii) Reimbursement of Costs Prior to Amendment Date. GSK shall reimburse Corixa for [*] reasonable and documented costs incurred by Corixa prior to the Effective Date in connection with the filing, prosecution and maintenance of the Corixa Patents (to the extent such costs have not already been reimbursed pursuant to the Tb Agreement, the BC Agreement and/or the PC Agreement) and, except as provided under Section 10(d)(iii) for the categories of patents and patent applications set forth in such Section, for all reasonable and documented costs incurred by Corixa during the term of this Agreement in connection with the filing, prosecution and maintenance of the Corixa Patents and/or the Joint R&D Program Patents up to an amount of U.S[*] per year for each individual Field, provided that if Corixa incurs less than U.S[*] of such costs during any given year for a particular Field, then subject to the last two sentences of this Subsection 10(d)(ii), Corixa shall be allowed to apply the remaining amount for such Field to costs incurred during such year for any other Field(s) to the extent Corixa incurred over U.S[*] of any costs for such other Field(s) in such year. Any costs incurred by Corixa in connection with the filing, prosecution and maintenance of Corixa Patents and/or Joint R&D Program Patents in any particular Field in excess of said U.S[*] shall be reimbursed by GSK to Corixa only if they have been specifically approved and authorized prior to expenditure by the Patent Committee, in its reasonable discretion, and

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

         if they are reasonable and documented. In determining whether to approve such additional expenses, the Patent Committee shall apply reasonable standards, taking into consideration the norms of the biotechnology industry in general.

                           (iii) Reimbursement of Costs Post Amendment Date. GSK and Corixa shall share responsibility for all reasonable and documented costs incurred by Corixa after the Amendment Date in connection with the filing, prosecution and maintenance of the Patent Portfolio (except for costs incurred under Section 10(c)) as set forth in this Section 10(d)(iii). The Patent Committee shall classify the patents and patent applications within the Patent Portfolio into the following categories depending upon the Field for which each such patent or patent applications has relevance: (A) [*] Field and [*] Field (the "[*] Category"), and (B) the [*] Field and [*] Field (the "[*] Category"). Up to [*] in patent filing and maintenance costs shall be shared equally by the parties each year during the Term of the Collaboration Agreement following the Amendment Date for the [*] Category. Amounts in excess of such [*] in the [*] Category shall be paid by Corixa and shall be credited against Corixa's obligation to pay the Corixa Invested Funds under the Collaboration Agreement. Up to [*] in patent filing and maintenance costs shall be paid by GSK each year during the Term of the Collaboration Agreement following the Amendment Date for the [*] Category. Amounts in excess of such [*] in the [*] Category shall be paid by Corixa from its own funds. In the event that GSK exercises a "Buy-Back Option," "Proof of Principal Option" or "Ninety Percent Option" (as such terms are defined in the Collaboration Agreement), GSK shall, upon exercise of each such option, reimburse Corixa for costs incurred by Corixa above the [*] cap applicable to the [*] Category that qualified for payment from the Corixa Invested Funds, in the filing and maintenance of the patents and patent applications which are licensed by GSK from Corixa in connection with the exercise of each such option.

                           Corixa shall be responsible for the patent costs related to the Corixa Controlled Patents. GSK shall be responsible for the patent costs related to the GSK Controlled Patents.

                  (e) Abandonment. In the event Corixa or GSK intends to finally abandon any patent, any part of a patent, or any patent application within the Corixa Controlled Patents or GSK Controlled Patents, as applicable, it shall notify the Patent Committee and the other party shall have the right, but not the obligation, at its own expense to assume responsibility for such patent, such part of patent or such patent application, provided that the Patent Committee agrees that the further prosecution or maintenance of such patent, part of a patent or patent application will not impair or limit the value of the other patents or patent applications in the Patent Portfolio.

                  (f) Claimed Infringement of Third Party Patents. In the event of the initiation of any suit by a Third Party against Corixa or GSK for patent infringement involving the manufacture, use, sale, distribution or marketing of a product, by GSK or by Corixa, that was

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

developed under this Agreement or one of the New Agreements, then the party sued shall promptly notify the other party in writing. The party controlling the sale of such product shall have the first right, but not the obligation, to control the defense of such suit at its own expense. The Patent Committee and both parties shall assist one another and cooperate in any such litigation at the request of any of the other party without expense to the requesting party.

                  (g) Challenges to Patents within the Patent Portfolio. Except as otherwise provided in this Section 10(g), if a Third Party initiates a lawsuit, or threatens to do so, challenging the validity of any Patent within the Patent Portfolio, the Patent Committee shall determine which party shall control the conduct and defense of such action. In any event, the Patent Committee and each of the parties shall assist one another and cooperate in any such litigation at the request of any of the other parties without expense to the requesting party. Solely in the event that GSK or Corixa is prosecuting and maintaining patents or patent applications in accordance with Section 10(c) above, then in the event of any threat or initiation of any legal action by a Third Party challenging the validity of any Corixa Controlled Patent or GSK Controlled Patent, as applicable, each of Corixa or GSK, respectively shall have, at its own expense, the control over such action. If such party elects not to conduct and defend such action, then the Patent Committee shall be charged with controlling the conduct and defense of such action. Anything herein to the contrary notwithstanding, neither GSK nor Corixa shall enter into any settlement of any Third Party claim that restricts the scope or affects the enforceability of any patent or patent application within the Patent Portfolio without the prior written consent of the Patent Committee, which consent shall not be unreasonably withheld. Corixa and GSK shall assist one another and cooperate in any such action at the other's request without expense to the requesting party.

                  (h) Infringement by Third Parties. In the event that a party becomes aware of actual or threatened infringement of a Patent included within the Patent Portfolio, that party shall promptly notify the other party in writing, which other party will promptly communicate the matter to its representatives on the Patent Committee Except as otherwise provided in this
Section 10(h), the Patent Committee shall determine which party shall have the first right, but not the obligation, to bring an infringement action against any Third Party, which party shall also have the right to use the other party's name in connection therewith. In any event, the Patent Committee and each of the parties shall assist one another and cooperate in any such litigation at the request of any of the parties without expense to the requesting party. Solely in the event that GSK or Corixa is prosecuting and maintaining patents in accordance with Section 10(c) above, then in the event of any infringement of such a Corixa Controlled Patent or GSK Controlled Patent, as applicable, Corixa or GSK, respectively, shall have, at its own expense, the control over such action. Anything herein to the contrary notwithstanding, neither GSK nor Corixa shall enter into any settlement of any Third Party claim that restricts the scope or affects the enforceability of any patent or patent application within the Patent Portfolio without the prior written consent of the Patent Committee, which consent shall not be unreasonably withheld. Corixa and GSK shall assist one another and cooperate in any such action at the other's request without expense to the requesting party.

                  (i) Miscellaneous Patent Matters. The parties shall keep one another informed of the status of their respective activities regarding any litigation or settlement of a

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dispute concerning any patent or patent application within the Patent Portfolio or any product claimed thereby.

                  (j) Expenses and proceeds of litigation. Each party shall recover its respective actual out-of-pocket expenses, or equitable proportions thereof, associated with any litigation or settlement contemplated hereby from any recovery made by that party. The party conducting the litigation shall be entitled to retain the damages, if any, awarded to it, provided that such party shall be obligated to pay royalties on such amount of the award as was based on an approximation of lost sales of a product as if such part of the award were part of the net sales or other applicable royalty base for such product.

                  (k) Duration. Section 9 and Section 10 of this Agreement shall continue in full force and effect until the expiration or termination of the last license and other rights in favor of the other party, for example, option rights, rights of first refusal or rights of reversion to any patent or patent application which is part of the Patent Portfolio, that was granted by any party to any other party hereunder or under either of the New Agreements. Upon the expiration or termination of the last license and other rights in favor of the other party, for example, option rights, rights of first refusal or rights of reversion pertaining to any particular patent or patent application within the Patent Portfolio, the owner of such patent or patent application shall assume full responsibility for the filing, maintenance, enforcement and defense of such patent or patent application as it shall determine in its sole discretion and at its own expense.

                  (l) Disclaimer of Representations and Warranties. NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OTHER THAN THOSE EXPRESSLY CONTAINED HEREIN OR IN THE NEW AGREEMENTS, INCLUDING WITHOUT LIMITATION, REPRESENTATIONS OR WARRANTIES RELATING TO: (1) THE PATENTS AND PATENT APPLICATIONS WITHIN THE PATENT PORTFOLIO, (2) KNOW-HOW OR OTHER INTELLECTUAL PROPERTY RIGHTS LICENSED HEREUNDER OR UNDER THE NEW AGREEMENTS, (3) THE ANTIGENS OR OTHER MATERIALS CONVEYED HEREUNDER OR UNDER THE NEW AGREEMENTS,
(4) ANY PRODUCTS DISCOVERED, DEVELOPED AND/OR COMMERCIALIZED HEREUNDER OR UNDER THE NEW AGREEMENTS.